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                                 CUSTODIAN AGREEMENT


     THIS CUSTODIAN AGREEMENT is made and entered into as of this ___ day of ________, 1998, between SENTINEL FINANCING LTD., L.P., a Florida limited partnership (the "Debtor"), STERLING NATIONAL BANK AND TRUST COMPANY, as Trustee (the "Secured Party") and STERLING [FINANCIAL SERVICES COMPANY] (the "Custodian").


                                   R E C I T A L S:

     A. The debtor has duly authorized the offer and sale of secured Notes (the "Notes") in the aggregate principal amount of up to $15,000,000 due on ________, 2003, which Notes are secured by certain Collateral as set forth in a Security Agreement between the Debtor and the Secured Party dated ________, 1998.

     B. In order to perfect the Secured Party's security interest in the Collateral as granted under the Security Agreement, Debtor has agreed to deposit certain of the Collateral with the Custodian subject to the terms and conditions of this Agreement.


                                      AGREEMENT

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

     2. Debtor or its Agent will deposit with Custodian all original, executed Contracts and related assignments, contracts and other documents evidencing any rights of the Debtor in respect thereof (the "DEPOSITED COLLATERAL") within five
(5) business days of the acquisitions of the Contract or Replacement Contract by delivery to Custodian of all such items, organized by obligor and by Vehicle, together with a listing thereof and Custodian shall execute and deliver to Debtor a receipt therefor. As and when a Replacement Contract is created, Debtor shall deliver to Custodian the Replacement Contract and all of the related documents, including the related Vehicle certificate of title, within five (5) business days of the acquisition of the Replacement Contract together with a listing thereof, and Custodian shall execute and deliver to Debtor a receipt therefor. The Custodian will have sole possession, custody and control of the Deposited Collateral on behalf of the Secured Party and shall maintain in its sole possession the Deposited Collateral to which Custodian and its agents will have sole access. Custodian shall keep, maintain and safeguard the Deposited Collateral using reasonable care. The Custodian will have no responsibility for Deposited Collateral it does not receive.


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     3.   The Custodian will release to the Debtor each Contract and related documents including any Vehicle certificates of title constituting the Deposited Collateral upon receipt of an affidavit signed and sworn to by a duly authorized officer of Debtor that (a) Debtor has received or anticipates receiving within five (5) business days payment in full from the obligor under the Contract; (b) Debtor has sold or within two (2) business days will sell the Contract and related documents at a price which Debtor believes in good faith is not less than the fair value thereof, (c) Debtor requires possession of the Contract and related documents to effect a Contract exchange pursuant to any dealer or other recourse agreements, (d) Debtor requires possession of the Vehicle certificate of title to repossess a Vehicle after default on a Contract, or (e) any administrative event for which release for mailing to any state is required under statute, rule, regulation or practice such as change in name of Vehicle owner due to a marriage or divorce, change of address Vehicle owner, or notation of a subordinate lien on the certificate of title. Upon a release of a Vehicle certificate of title pursuant to clauses (b) or (d) of the preceding sentence, the Debtor or its agent shall promptly return the Vehicle certificate of title or new exchanged certificate of title to the Custodian upon receipt of the reissued or exchanged Vehicle certificate of title. Upon or after any Event of Default under the Notes or Security Agreement, the Custodian shall, upon request of the Secured Party, promptly deliver to the Secured Party all Deposited Collateral.

     4. The Custodian undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Custodian.

     5. The Custodian may without investigation act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume without investigation the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume without investigation that any person purporting to give any writing, notice, advice or actions in connection with the provisions hereof has been duly authorized to do so. The Custodian shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited hereunder, nor as to the identity, authority or right of any person executing the same; and the Custodian's duties hereunder shall be limited to the safekeeping of such agreements, monies, instruments or other documents received by it hereunder, and for the disposition of the same in accordance herewith.

     6. The Debtor hereby agrees to indemnify the Custodian and hold it harmless from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Custodian, against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. The Custodian shall be vested with a lien on all property deposited hereunder for indemnification, for attorneys' fees or charges of any character or nature, which may be incurred by said Custodian by reason of any dispute as to the correct interpretation of this Agreement or any instructions given to the Custodian hereunder, and the Custodian shall have the right to hold such property until and unless such additional expenses, fees and charges shall be fully paid.

     7. In the event of a disagreement by the parties as to the interpretation of this Agreement or as to the rights and obligations or the propriety of any action contemplated by the Custodian hereunder, the Custodian may, in its sole discretion, file an action in interpleader to resolve such disagreement The


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Custodian shall be indemnified by Debtor for all costs, including reasonable attorneys' fees, in connection with any such interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

     8. The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Custodian shall otherwise not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

     9. The Custodian may resign upon thirty days' written notice to the parties to this Agreement. If a successor Custodian is not appointed within such thirty-day period, the Custodian may petition a court of competent jurisdiction to name a successor Custodian.

     [10. The Debtor shall pay the Custodian such fees and compensation, if any, as shall be mutually agreed.]

     11. The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

     12. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

     13. This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

     14. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing, addressed to the addresses set forth below the signatures of the parties hereto, to such other address as to which a party provides notice pursuant hereto.

     15. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

     16. Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


     17. The parties to this Agreement acknowledge that the performance of their respective obligations hereunder is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that no party will have an adequate remedy at law if any other party

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will have an adequate remedy at law if any other party fails to perform its or their obligations hereunder. In such event, each party shall have the right, in addition to any other rights or remedies it may have, to compel specific performance of this Agreement


     18. The Debtor shall pay all expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of counsel, certified public accountants and other experts.

     19. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement

     20. This Agreement shall be governed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed actually within such state, without regard to conflicts of laws principles.

     21. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     22. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and unenforceable upon the respective successors, assigns and transferees of any party.

     23. This Agreement shall terminate and the Custodian shall be discharged of all responsibility hereunder at such time as the Custodian shall receive notice from the Secured Party that the Notes have been repaid in full or the Custodian has delivered all Deposited Collateral to the Secured Party as provided in paragraph 3 and the Secured Party has notified the Custodian that no further Collateral is to be delivered to or accepted by the Custodian hereunder.

     24. The Secured Party is not liable for any acts or omissions of the Custodian in acting hereunder.

     25. The Secured Party is entering into this Agreement solely in its capacity as Trustee under the Indenture and shall be entitled to the privileges, immunities and protections afforded it thereunder in any actions taken by it hereunder. In addition to, and not in limitation of the foregoing, Debtor agrees (i) to indemnify and hold harmless the Secured Party and its successors, assigns, employees and agents (hereunder referred to individually as, an "INDEMNITEE" and, collectively, as "INDEMNITEES") from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other agreement related to any Indebtedness including, but not limited to the Indemnification Agreement, dated ________, 1998, by and among the Secured Party, Custodian, Debtor and 900 Capital Services, Inc. Notwithstanding the foregoing, with respect to clauses (i) and (ii) above, Debtor shall not be obligated to any Indemnitee for losses arising from such Indemnitee's gross negligence or


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willful misconduct.  In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. The indemnity obligations of Debtor contained in this paragraph 25 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Indenture and the payment of all other obligations of the Debtor.

     WITNESS WHEREOF, the parties hereto have executed this Custodian Agreement on the day and year first above written.

                         DEBTOR:

                         SENTINEL FINANCING LTD., L.P.,
                         a Florida limited partnership

                         By:  Sentinel Acceptance Corporation,
                              Florida corporation,
                              General Partner


                              By:
                                 -----------------------------------------------
                                 Jonathon W. Hollandsworth, President


                         TRUSTEE:

                         STERLING NATIONAL BANK AND TRUST
                            COMPANY


                         By:
                            ----------------------------------------------------
                            Jerrold Gilbert, Executive Vice President


                         CUSTODIAN:

                         SENTINEL FINANCIAL SERVICES COMPANY


                         By:
                            ----------------------------------------------------
                            John P. Murphy, President


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